Exhibit 99.1
Company Contact:	Investor Relations:
Richard Garr, President (301) 366-4960	Equity Communications
Media Contact: Planet Communications	Ira Weingarten (805) 897-1880
Deanne Eagle (917) 837-5866	Steve Chizzik (908) 688-9111

For Release: September 19, 2007

PATENT OFFICE RULES IN NEURALSTEM’S FAVOR IN DISPUTE WITH STEMCELLS, INC.

Rockville, MD, September 19, 2007—Stem cell company, Neuralstem, Inc. (AMEX:CUR), announced today that it has received notice that the United States Patent and Trademark Office (USPTO) has issued its first ruling in the reexamination of the four StemCells, Inc. (Nasdaq: STEM) patents requested by Neuralstem.

“The Patent Office has rejected on multiple grounds all of the claims in all four of StemCells. patents that it examined,” said Neuralstem President & CEO, Richard Garr. “In accepting the reexamaination months ago,” Garr explained, “the Patent Office was only ruling that, on its face, there was enough evidence to disallow the claims. Now after careful examination, the Patent Office has issued an official rejection of each of the claims in all four of the patents that StemCells attempted to assert against Neuralstem in its law suit. Importantly the Patent Office is rejecting the StemCells patents based on additional prior art references that were not even the focus of our reexamination request. We are pleased but certainly not surprised by the Patent Office’s rejection of all the claims in all the relevant StemCells patents,” Garr went on to say. “We believe that the Patent Office has now correctly found that these claims should never have been issued in the first place.”

About Neuralstem

Neuralstem’s patent-protected technology enables, for the first time, the ability to produce neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells into mature, physiologically relevant human neurons and glia. The Company expects that its first Investigational New Drug (IND) application will be for the treatment of Ischemic Paraplegia, a form of paraplegia that sometimes results from the surgery to repair aortic aneurysms and for which there is no effective treatment The Company hopes to submit its initial IND application to the FDA and begin its first human trial during calendar year 2007.

CREATING CURES FROM THE FRONTIER OF NEUROBIOLOGY
9700 Great Seneca Highway Rockville, MD 20855   301-366-4960   FAX 240-453-6208

Major Central Nervous System diseases targeted by the Company with research programs currently underway include: Ischemic Paraplegia, Traumatic Spinal Cord Injury, ALS, and Parkinson’s disease. The company's cells recently extended the life of rats with ALS (Lou Gehrig's disease) in a paper published in the journal TRANSPLANTATION, and were deemed viable for continued work in neurodegenerative spinal conditions. Neuralstem cells also reversed paralysis in rats with Ischemic Spastic Paraplegia, a form of paralysis that can result from the surgery to repair aortic aneurysms, as reported in NEUROSCIENCE (http://www.neuroscience-ibro.com/). The company has also developed immortalized human neural stem cells for in-vitro use in drug development for the academic and pharmaceutical markets. For further information, please visit www.neuralstem.com.

Cautionary Statement Regarding Forward Looking Information

This presentation may contain forward-looking information about Neuralstem, Inc. which is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and Neuralstem's future performance, operations and products. This and other "Risk Factors" contained in Neuralstem's public filings with the SEC should be read in connection with this release. For further information on Neuralstem, please review the company's filings with the SEC including its Annual Report filed on Form 10-KSB for the period ended December 31, 2006, as well as the company’s subsequent filings.

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CREATING CURES FROM THE FRONTIER OF NEUROBIOLOGY
9700 Great Seneca Highway Rockville, MD 20855   301-366-4960   FAX 240-453-6208